WAIVER NO. 3
TO RECEIVABLES SALE AGREEMENT

THIS WAIVER NO. 3 (this "Waiver"}, dated as of October 23, 2007, is among Navistar Financial Corporation, a Delaware corporation ("Navistar”), as Transferor, and Truck Retail Accounts Corporation, a Delaware corporation, as Transferee and pertains to that certain RECEIVABLES SALE AGREEMENT dated as of April 8, 2004 by and among the parties hereto (as heretofore amended or modified from time to time, the "Agreement”.  Unless defined elsewhere herein, capitalized terms used in this Waiver have the meanings assigned to such terms in the Agreement.

PRELIMINARY STATEMENTS

The Transferor has requested that the Transferee agree to waive certain provisions of the Agreement; and

The Transferee is willing to agree to the requested waivers on the terms hereinafter set forth.

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section I.                      Waiver.

(a)  The requirement in Section 4.1(a)(i) of the Agreement for delivery of annual financial statements of Parent and Transferor for fiscal years 2005 and 2006, the requirement in Section 4.1(a)(ii) of the Agreement for delivery of quarterly financial statements of Parent and Transferor for the first, second and third quarters of fiscal years 2006 and 2007, and the requirements in Sections 4.1(a)(iii) for the delivery of certain compliance certificates related to the aforementioned financial statements, are each hereby waived until the earlier of (i) December 31, 2007 and (ii) the date on which Parent and Transferor shall have timely filed reports on Form 10-K or 10-Q after the date hereof with the Securities and Exchange Commission pursuant to Sections 13 and 15 of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

(b)  Any condition or required representation or warranty that has not been satisfied or made or deemed made, as a result of the breach of any representation or warranty in Section 2.1(f) of the Agreement as a result of or arising out of any restatement, in connection with the audit conducted for the fiscal year ended October 31, 2005 or October 31, 2006, of any financial statements of Transferor or any of its affiliates for any period ending on or before October 31, 2007, or any reports, financial statements, certificates or other information containing similar information with respect to such periods, is hereby waived.

Section 2.                      Agreement by Transferor. Notwithstanding anything to the contrary in the Agreement, to induce the parties to enter into this Waiver, until the expiration of the waiver provided in Section 1(a), Transferor agrees to deliver to the Transferee:

(a)  As soon as available after the end of each of the fiscal years of Transferor ended October 31, 2005 and October 31, 2006, a copy of the annual report for such year for the Parent and its Subsidiaries, including therein (i) a consolidated balance sheet of the Parent and its Subsidiaries as of the end of such fiscal year and (ii) a consolidated statement of income and a consolidated statement of cash flows of the Parent and its Subsidiaries for such fiscal year, in each case prepared in accordance with Rule 3-10 of Regulation S-X, consistent with the Parent's past practice (unless otherwise required to conform with the results of the audit or changes in GAAP), on the basis of management's good faith calculations and fairly presenting in all material respects the consolidated financial condition of the Parent and its Subsidiaries as at such date and the consolidated results of operations of the Parent and its Subsidiaries for the period ended on such date; provided that, in the event of any change in generally accepted accounting principles used in the preparation of such financial statements, the Parent shall also provide a reconciliation.

(b)  As soon as available after the end of the fiscal quarters ended January 31, 2006, April 30, 2006, July 31, 2006, January 31, 2007, April 30, 2007 and July 31, 2007 (i) a consolidated balance sheet of the Parent and its Subsidiaries as of the end of such quarter, (ii) a consolidated statement of income and a consolidated statement of cash flows of the Parent and its Subsidiaries for the period commencing at the end of the previous fiscal quarter and ending with the end of such fiscal quarter, and (iii) a consolidated statement of income and a consolidated statement of cash flows of the Parent and its Subsidiaries for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, all prepared in accordance with Rule 3-10 of Regulation S-X, consistent with the Parent's past practice (unless otherwise required to conform with the results of the audit or changes in GAAP), on the basis of management's good faith calculations and fairly presenting in all material respects, subject to year end audit adjustments and the absence of footnotes, the consolidated financial condition of the Parent and its Subsidiaries as at such dates and the consolidated results of operations of the Parent and its Subsidiaries for the periods ended on such dates, setting forth in each case in comparative form the corresponding figures for the corresponding date or period of the preceding fiscal year, all in reasonable detail and duly certified (subject to normal year-end audit adjustments and the absence of footnotes) by a Financial Officer of the Parent consistent with the Parent's past practices; provided that, in the event a reconciliation from past practices to generally accepted accounting principles in the preparation of such financial statements is available, the Parent shall also provide such reconciliation.

(c)  As soon as available, and in any event within 60 days after the end of each fiscal quarter (other than the last fiscal quarter of a fiscal year) or 90 days after the end of the last fiscal quarter of a fiscal year of Navistar, ended on or after October 31, 2007, management financial reports of Navistar setting forth (i) a preliminary consolidated balance sheet and consolidated statements of income in a management format , (ii) serviced portfolio information (iii) funding availability under its contractual arrangements with Truck Retail Installment Paper Corp. and under the Transferor Credit Agreement and (iv) calculations demonstrating compliance with Section 8.01 of the Transferor Credit Agreement, in each case prepared in a manner materially consistent with the Transferor's past practices (unless otherwise required to conform with the results of the audit or changes in GAAP) and, to the extent relevant, on the basis of management's good faith efforts, in such form and detail reasonably satisfactory to the Agent; provided, however, that such reporting shall not be required so long as the Transferor has filed all reports with the Securities and Exchange Commission required pursuant to Section 13 of the Exchange Act. The parties hereto acknowledge that such management financial reports are not final and are subject to change in connection with either the preparation, for the corresponding fiscal quarter, of a report on Form I0-Q or 10-K, as a result of or arising out of any restatement, in connection with the audit conducted for the fiscal year ended October 31, 2005 or October 31, 2006, as the case may be.

(d)            As soon as available, and in any event within 30 days after the end of each month, commencing with the month of October 2007, monthly management financial reports of the Parent in respect of the sales and income by segment and cash balances, Indebtedness, capital expenditures and depreciation and amortization of the Parent and its consolidated Subsidiaries prepared in a manner consistent with the Parent's past practices (unless otherwise required to conform with the results of the audit or changes in GAAP) and on the basis of management's good faith calculations, in such form and detail reasonably satisfactory to the Agent; provided,however, that such reporting shall not be required so long as the Parent has filed all reports with the Securities and Exchange Commission required pursuant to Section 13 of the Exchange Act.

Section 3.                       Representations and Warranties. In order to induce the parties to enter into this Waiver, the Transferor represents and warrants to the Transferee that (a) after giving affect to this Waiver, each of Transferor's representations and warranties contained in Article II of the Agreement is true and correct as of the date hereof, (b) the execution and delivery by the Transferor of this Waiver, and the performance of its obligations hereunder, are within its corporate or limited partnership, as applicable, powers and authority and have been duly authorized by all necessary corporate or limited partnership, as applicable, action on its part, and (c) this Waiver has been duly executed and delivered by the Transferor and constitutes the legal, valid and binding obligation of such Seller Party enforceable against the Transferor in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or limiting creditors' rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

Section 4. Condition Precedent. This Waiver shall become effective as of the date first above written upon receipt by the Agent of counterparts hereof duly executed by each of the parties hereto.

Section 5.                       Miscellaneous.

(a) THIS WAIVER SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (AND NOT THE LAW OF CONFLICTS) OF THE STATE OF ILLINOIS.

(c) Except as expressly modified hereby, the Agreement remains unaltered and in full force and effect and is hereby ratified and confirmed. This Waiver shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns (including any trustee in bankruptcy).

upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns (including any trustee in bankruptcy).

(c)           This Waiver may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Waiver to be executed and delivered by their duly authorized officers as of the date hereof.

NAVISTAR FINANCIAL CORPORATION,

By:      /s/ JOHN V. MULVANEY, SR.
Name:      John V. Mulvaney, Sr.
Title:        V.P. CFO & Treasurer

TRUCK RETAIL ACCOUNTS CORPORATION

By:      /s/ JOHN V. MULVANEY, SR.
Name:       John V. Mulvaney, Sr.
Title:         V.P. CFO & Treasurer